EXHIBIT 10.14

                         Assignment of Lease Agreement

                              ASSIGNMENT OF LEASE

     Agreement made the 10th day of March, 1998, between EEMPACT CORPORATION, a corporation of the State of New Jersey, located at 290 Vincent Avenue, Third Floor, Hackensack, New Jersey, hereinafter called the assignor, and K-TRONIK INTERNATIONAL CORPORATION, a corporation of the State of New Jersey, located at 290 Vincent Avenue, Third Floor, Hackensack, New Jersey, hereinafter called the assignee.

     WHEREAS, by Lease dated November 12, 1997, made between 98 INCORPORATED, a corporation of the State of New Jersey, and the assignor, the premises described as the third floor of building located at 290 Vincent Avenue, Hackensack, New Jersey, were leased to the assignor for the term of five (5) years from the first day of December , 1997, and subject to the covenants, conditions, and stipulations therein contained:

     WITNESSETH, that in consideration of the sum of $1.00 paid by the assignee to the assignor, the receipt whereof is hereby acknowledged, the assignor assigns to the assignee the premises described in said Lease, for the unexpired term of said Lease subject to the payment of the rent and performance of the covenants, conditions, and stipulations in said Lease.

     The assignee covenants during the continuance of said term to pay the rents reserved and to perform the covenants, conditions, and stipulations in said Lease to be performed by the Lessee and to keep indemnified the assignor against all actions, claims and demands whatsoever in respect to the said rents, covenants, conditions and stipulations, or anything relating thereto.

     In the event of any default by the assignee, the assignor hereby guarantees the payment of all rents reserved in said Lease and to perform the covenants, conditions and stipulations in said Lease.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

EEMPACT CORP.                          K-TRONIK INT'L CORPORATION

/s/ Robert Kim                         /s/ Robert Kim
Robert Kim                             Robert Kim
President/Secretary                    President/Secretary

98 INCORPORATED, hereby consents to the within Assignment of Lease.

/s/ Stephen D. Grimaldi                /s/ David W. Grimaldi
Stephen D. Grimaldi, Secretary         David W. Grimaldi, President